(VIASAT LOGO)   NEWS                                          May 12, 2005

                                                              Contact:
                                                              Heather Ferrante
                                                              ViaSat Inc.
                                                              760-476-2633
                                                              www.viasat.com

   VIASAT ANNOUNCES RECORD ORDERS, REVENUES, AND EARNINGS FOR FISCAL YEAR 2005


   CARLSBAD, CA -- ViaSat Inc. (NASDAQ: VSAT), a provider of networking and communication equipment for government and commercial customers, today announced financial results for the fourth quarter and fiscal year 2005. Highlights include fiscal year records for revenues of $345.9 million, net income of $0.83 per share on a pro forma basis or $0.68 per share on a GAAP basis, and new business orders totaling $426.2 million. In addition, the fiscal fourth quarter results include record quarter totals for revenues of $90.9 million, new orders of $129.5 million, and net income of $0.27 per share on a pro forma basis or $0.24 per share on a GAAP basis.

   "Sustained strength in new orders continues to drive record financial performance," said Mark Dankberg, chairman and CEO of ViaSat. "Earnings, earnings per share, and new orders all met or exceeded our targets, while product mix and non-recurring events somewhat restricted operating margins. Year over year pre-tax earnings growth outpaced revenue growth for the fourth quarter and for all of fiscal year 2005 - despite a substantial one-time benefit in the third quarter of fiscal year 2004. The company also generated $8 million in operating cash flow this quarter. Given our substantial backlog and new product positions, the outlook for sustained and record growth in revenues, earnings, and orders and strong cash flow in fiscal year 2006 seems very favorable."

FINANCIAL RESULTS

   For the fourth quarter ended April 1, 2005(1), the Company reported the following:

   (In millions, except per share data)               Q4 2005          Q4 2004          FY 2005          FY 2004
   ------------------------------------               -------          -------          -------          -------
   Revenues                                         $     90.9       $     83.2       $    345.9       $    278.6
   Net income                                       $      6.7       $      3.8       $     19.3       $     13.2 (3)
   Diluted per share net income                     $     0.24       $     0.13       $     0.68       $     0.48 (3)
   Pro forma net income (2)                         $      7.6       $      5.0       $     23.3       $     17.9 (3)
   Diluted per share pro forma net income (2)       $     0.27       $     0.18       $     0.83       $     0.65 (3)
   Weighted average shares diluted                        28.2             28.4             28.1             27.6

   New orders/Contract awards                       $    129.5       $     73.2       $    426.2       $    346.6
   Sales backlog                                    $    361.9       $    281.6       $    361.9       $    281.6

   (1) ViaSat uses a 52- or 53-week fiscal year which ends on the Friday closest to March 31. ViaSat quarters for fiscal year 2005 ended on July 2, 2004, October 1, 2004, December 31, 2004 and April 1, 2005.




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      VIASAT NEWS                                                              2




   (2) All non-GAAP pro forma numbers have been adjusted to exclude the effects of acquisition charges (amortization of intangible assets). A reconciliation of specific adjustments to GAAP results for these periods is included in the "Pro Forma Condensed Consolidated Statement of Operations" table contained in this release. A description of our use of non-GAAP information is provided under "Use of Pro Forma Financial Information" below.

   (3) In the third quarter of fiscal year 2004, the Company reached a legal settlement related to the purchase of the Satellite Networks businesses of Scientific-Atlanta. The results reflect an after-tax gain of $3.8 million or $0.14 per share on a GAAP and pro forma basis, related to this settlement.

GOVERNMENT SEGMENT

   The Government segment recorded quarterly revenues of $47.7 million and record annual revenues of $175.4 million, a 20.4% increase over the fourth quarter of fiscal year 2004 and a 36.9% increase over the prior fiscal year. The increase in revenues is primarily from our tactical data links and networking and information assurance systems and products.

COMMERCIAL SEGMENT

   For the Commercial segment, revenue increased to $46.0 million for the fourth quarter and a record $177.4 million for the fiscal year. These figures represent a 0.9% increase over the fourth quarter of fiscal year 2004 and an increase of 14.9% over fiscal year 2004. The increase in commercial segment revenues is primarily from our enterprise VSAT networks and broadband product areas.

SELECTED FISCAL YEAR 2005 HIGHLIGHTS

- Earned record new orders of $117 million for tactical data link products, including Multi-functional Information Distribution System (MIDS) terminal production and development of the next generation Joint Tactical Radio System version of MIDS.

- Completed National Security Agency (NSA) certification and began shipments of the KG-250 Inline Network Encryptor. This is our first programmable product based on the DoD HAIPIS (High Assurance IP Interoperability Specification) standard and ViaSat's PSIAM (Programmable, Scalable Information Assurance Model) architecture. Our HAIPIS and PSIAM achievements provide a strong position for continued growth in the emerging Crypto Modernization market.

- Received awards for 6,500 second generation UHF satellite modems from Raytheon. These are used in AN/PSC-5C and AN/PSC-5D portable satellite terminals, the Tactical Tomahawk cruise missile, and other multi-band terminals.

- Won a significantly growing share of the VSAT IP networking market including sales to service providers and enterprise users. Cumulative shipments of LinkStar VSAT terminals surpassed 50,000 during FY05.


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      VIASAT NEWS                                                              3




- Achieved major milestones in product development and initial deployments for our Ka-band DOCSIS(R)- based consumer broadband networks. Cumulative orders for Ka and Ku band DOCSIS satellite broadband terminals have reached approximately 200,000 units.

   In the third quarter of fiscal year 2005, the Company disclosed a material weakness related to significant and non-routine transactions. Please see related disclosures in the third quarter Form 10-Q filed with the Securities and Exchange Commission. ViaSat has implemented the remediation steps outlined in its third quarter Form 10-Q disclosure including hiring additional finance and accounting personnel, establishing certain policies and procedures and conducting training. However, as of this release, the Company has not concluded its fiscal year-end assessment of internal controls, including testing of the remediated policies and procedures.

   ViaSat produces innovative satellite and other network communication products that enable fast, secure, and efficient communications to any location. Products include network security devices, tactical data radios, and communication simulators. ViaSat also has a full line of VSAT products for data and voice applications, and is a market leader in Ka-band satellite systems, from user terminals to large gateways. ViaSat has locations in Carlsbad, CA, and Norcross, GA, along with its Comsat Laboratories division based in Clarksburg, MD. Additional field offices are located in Marlborough, MA, Washington DC/Baltimore, Australia, China, India, Spain, and Italy.

   In addition, ViaSat's wholly-owned subsidiary, US Monolithics, designs and produces MMICs and modules for use in broadband communications. US Monolithics is based in Chandler, Arizona.

NOTE: ViaSat, Inc. will host a conference call to discuss these FY2005 fourth quarter and year-end earnings at 5:00 P.M. Eastern Time on Thursday, May 12, 2005. The dial-in number is (800) 295-4740 in the U.S. and (617) 614-3925 internationally. The pass code is 62443535. An audio replay will be available until 7:00 P.M. EST May 13, 2005 at (888) 286-8010 (617-801-6888 international)
and the pass code is 47152603. You can also access our conference call webcast, conference call materials and other material financial information discussed on our conference call (including any information required by Regulation G) on the Investor Relations Events Calendar page of our corporate web site (www.viasat.com). The call and associated conference call materials will be archived and available on that site for at least 12 months immediately following the conference call.

USE OF PRO FORMA FINANCIAL INFORMATION

   Pro forma net income excludes the effects of acquisition charges (amortization of intangible assets). Pro forma net income is provided to enhance the overall understanding of our current financial performance and our prospects for the future. Specifically, we believe the pro forma results provide useful information to both management and investors by excluding specific expenses that we believe are not indicative of our core


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      VIASAT NEWS                                                              4




operating results. In addition, since we have historically reported pro forma results to the investment community, we believe the inclusion of pro forma numbers provides consistency in our financial reporting. Further, these adjusted pro forma results are one of the primary indicators management uses for planning and forecasting in future periods. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles. See the "Pro Forma Condensed Consolidated Statement of Operations" table for a reconciliation of net income to pro forma net income. Pro forma as presented in this press release may not be comparable to similarly titled measures reported by other companies.

SAFE HARBOR STATEMENT

   Portions of this release, particularly ViaSat's financial prospects for fiscal year 2006 and beyond and the "Selected Fiscal Year 2005 Business Highlights" section, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. ViaSat wishes to caution you that there are some factors that could cause actual results to differ materially from historical results or from any results expressed or implied by such forward-looking statements, including but not limited to: the possibility that, in finalizing year-end processes, ViaSat may determine the material weakness related to significant and non-routine transactions, which was previously disclosed in its Form 10-Q for the third quarter of fiscal year 2005, has not been remediated, or that other material weaknesses exist, such that its internal control over financial reporting was not effective at fiscal year-end; ViaSat's ability to perform under existing contracts and obtain additional contracts; ViaSat's ability to develop new products that gain market acceptance; changes in product supply, pricing and customer demand; changes in relationships with, or the financial condition of, key customers or suppliers; changes in government regulations; changes in economic conditions globally and in the communications markets in particular; increased competition; potential product liability; infringement and other claims; and other factors affecting the communications industry generally. ViaSat refers you to the documents it files from time to time with the Securities and Exchange Commission, specifically the section titled Factors That May Affect Future Performance in ViaSat's Form 10-Ks and subsequent Form 10-Qs. These documents contain and identify other important factors that could cause actual results to differ materially from those contained in our projections or forward-looking statements. Stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update publicly or revise any forward-looking statements.

Comsat Labs and Comsat Laboratories are tradenames of ViaSat, Inc. Neither Comsat Labs nor Comsat Laboratories is affiliated with COMSAT Corporation. "Comsat" is a registered trademark of COMSAT Corporation. DOCSIS is a registered trademark of Cable Television Laboratories Inc.



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      VIASAT NEWS                                                              5




                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                      THREE MONTHS ENDED                TWELVE MONTHS ENDED
                                                                ------------------------------    ------------------------------
                                                                APRIL 1, 2005    APRIL 2, 2004    APRIL 1, 2005    APRIL 2, 2004
                                                                -------------    -------------    -------------    -------------
Revenues                                                          $  90,939        $  83,221        $ 345,939       $ 278,579
Cost of revenues                                                     68,204           63,641          262,260         206,327
                                                                  ---------        ---------        ---------       ---------
Gross profit                                                         22,735           19,580           83,679          72,252
Operating expenses:
Selling, general & administrative                                    14,191           11,228           48,631          38,800
Independent research and development                                  2,722            2,064            8,082           9,960
Amortization of intangible assets                                     1,512            1,963            6,642           7,841
                                                                  ---------        ---------        ---------       ---------
Income from operations                                                4,310            4,325           20,324          15,651
Interest, net                                                           373              (28)             304            (346)
                                                                  ---------        ---------        ---------       ---------
Income before income taxes and minority interest                      4,683            4,297           20,628          15,305
Provision (Benefit) for income taxes                                 (2,060)             450            1,246           2,015
Minority interest in net earnings of subsidiary, net of tax              25               33              115             122
                                                                  ---------        ---------        ---------       ---------
Net Income                                                        $   6,718        $   3,814        $  19,267       $  13,168
                                                                  =========        =========        =========       =========
Diluted net income per share                                      $    0.24        $    0.13        $    0.68       $    0.48
                                                                  =========        =========        =========       =========
Diluted common equivalent shares                                     28,222           28,356           28,147          27,558



            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                   (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                      THREE MONTHS ENDED                TWELVE MONTHS ENDED
                                                                ------------------------------    ------------------------------
                                                                APRIL 1, 2005    APRIL 2, 2004    APRIL 1, 2005    APRIL 2, 2004
Revenues                                                          $  90,939        $  83,221        $ 345,939        $ 278,579
Cost of revenues                                                     68,204           63,641          262,260          206,327
                                                                  ---------        ---------        ---------        ---------
Gross profit                                                         22,735           19,580           83,679           72,252
Operating expenses:
Selling, general & administrative                                    14,191           11,228           48,631           38,800
Independent research and development                                  2,722            2,064            8,082            9,960
                                                                  ---------        ---------        ---------        ---------
Pro forma income from operations                                      5,822            6,288           26,966           23,492
Interest, net                                                           373              (28)             304             (346)
                                                                  ---------        ---------        ---------        ---------
Pro forma income before income taxes and minority interest            6,195            6,260           27,270           23,146
Provision (Benefit) for income taxes                                 (1,455)           1,235            3,903            5,151
Minority interest in net earnings of subsidiary, net of tax              25               33              115              122
                                                                  ---------        ---------        ---------        ---------
Pro forma net income                                              $   7,625        $   4,992        $  23,252        $  17,873
                                                                  =========        =========        =========        =========
Pro forma diluted net income per share                            $    0.27        $    0.18        $    0.83        $    0.65
                                                                  =========        =========        =========        =========
Diluted common equivalent shares                                     28,222           28,356           28,147           27,558


AN ITEMIZED RECONCILIATION BETWEEN NET INCOME
ON A GAAP BASIS AND NON-GAAP BASIS IS AS FOLLOWS:

GAAP net income                                                   $   6,718        $   3,814        $  19,267        $  13,168
Amortization of intangible assets                                     1,512            1,963            6,642            7,841
Income tax effect                                                      (605)            (785)          (2,657)          (3,136)
                                                                  ---------        ---------        ---------        ---------
Non-GAAP net income                                               $   7,625        $   4,992        $  23,252        $  17,873
                                                                  ---------        ---------        ---------        ---------




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      VIASAT NEWS                                                              6




                      CONDENSED CONSOLIDATED BALANCE SHEET
                                  (UNAUDITED)
                                 (IN THOUSANDS)

ASSETS                                          APRIL 1, 2005      APRIL 2, 2004
Current Assets:
Cash and S-T investments                          $ 14,741           $ 18,670
Accounts receivable, net                           141,298            110,766
Inventory                                           36,612             30,357
Deferred income taxes                                7,027              5,487
Other current assets                                10,114              9,251
                                                  --------           --------
Total current assets                               209,792            174,531
                                                  --------           --------
Goodwill                                            19,492             19,492
Other intangible assets, net                        20,990             27,632
Property and equip, net                             33,278             32,052
Other assets                                        18,273             18,975
                                                  --------           --------
                                                  $301,825           $272,682
                                                  --------           --------

LIABILITIES AND                                APRIL 1, 2005       APRIL 2, 2004
STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable                                 $ 38,523            $ 32,635
Accrued liabilities                                32,410              34,050
Line of credit                                         --                  --
                                                 --------            --------
Total current liabilities                          70,933              66,685
Other liabilities                                   3,911               2,944
                                                 --------            --------
Total liabilities                                  74,844              69,629
                                                 --------            --------
Minority interest                                     698                 578

Total stockholders' equity                        226,283             202,475
                                                 --------            --------
                                                 $301,825            $272,682
                                                 --------            --------